UNITED STATES
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Veoneer, Inc.
(Exact name of registrant as specified in its charter)

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The following are excerpts from Veoneer, Inc's July 23, 2021 earnings call:

Jan Carlson
Chairman of the Board, President & CEO

Thank you very much, Thomas. I would also like to welcome everyone to our Q2 earnings call. Turning the page. We see the merger agreement with Magna. This -- focus on this webcast is a quarterly report, but I would like also to comment on our merger announcement with Magna. Yesterday, our Board of Directors decided to enter into a merger agreement with Magna, the large automotive supplier. Magna is offering shareholders $31.25 per share, which represents a significant premium over our recent share price. The offer is supported by shareholders representing 40% of our shares. Market conditions have changed significantly since the spin of Veoneer in 2018.

…

So when a large stable technology-focused industry participants like Magna with the need for ADAS, software and electronics capabilities enters into discussions with us and presents a compelling offer, the Board of Directors saw it as a good opportunity to deliver immediate and significant value to our shareholders as well as to find a good home for our employees.

…

Joachim Gunell
DNB Markets, Research Division

So -- well, although, I mean, I agree with the industrial logic with ADAS market consolidation to gain scale, this seems like a reversal in strategy as we thought it made more sense for Veoneer to be stand-alone from the Tier 1 supplier in 2018. So can you just talk a bit about what is driving this change in perception?

Jan Carlson
Chairman of the Board, President & CEO

…

If you look to Autoliv and compare the difference when we spun it out, Autoliv is mainly a private, technical and mechanical company focusing on occupant protection with the absorption of kinetic energy of the occupant, whereas Magna here is articulating another strategy, focusing from the beginning, on the ADAS part.

So we think that the home here for Veoneer in Magna, fits very well with their strategy, and it fits very well with what we present.

…

Emmanuel Rosner
Deutsche Bank AG, Research Division

Okay. But in terms of cost -- partner and feedback from some of the discussions that you have been having with these multiple OEMs and Tier 1s around being acquired by Magna. Does it change anything in terms of their thinking?

Jan Carlson
Chairman of the Board, President & CEO

Well, first of all, we haven't had any discussions in these hours this morning with any of our customers, and this was announced as of yesterday. And I have no -- I can't anticipate any change just as such from customers. Magna is a very well-known company to all of the OEMs around the world. So I don't think that should be any change.

…

Hampus Engellau
Handelsbanken Capital Markets AB, Research Division

I have 2 questions. The first question is

on the back of the Qualcomm collaboration and also your current customers. How have you like mitigated the risk areas going into this merger process and in terms of getting new business that -- given that Magna is running the Mobileye vision software, and it remains to be seen how they will manage Arriver, [indiscernible] identification software. How that is going to play out? That's the first question.

Second question is more on the timing issue here. I mean, you've been struggling for some years since the IPO in 2018. And you're about now to like really capitalize on the order backlog with stellar growth in coming years. And so the question is more on the Board's decision, on the timing on accepting the bid now and why not later? And if there is a major change in terms of capital need, R&D spending to capitalizing the backlog that you have kind of soon, which makes you take this decision. Those are my 2 questions.

Jan Carlson
Chairman of the Board, President & CEO

Starting on the first one, on the Qualcomm situation, we are of a strong belief that Qualcomm has no intention to change the corporation in how it is. So we believe that, that cooperation will continue to operate as it has been agreed with Veoneer. And then Qualcomm and Magna will have to get to know each other. I'm sure they know each other already in a way of big suppliers. But we will have to talk about the details going forward. But the intention is we believe from Qualcomm side to continue this operation as is.

When it comes to the timing of this as I tried to allude to here, we believe this is a very superior offer. This is a value-creative offer from Magna that the Board is recommending to the shareholders. And the reason why now and not later, you don't know how the situation looks like in a year or 2 or 3 down the road. You know that you have an offer, you have to decide upon as of right now and you can only look into your own plans and see your own risks and opportunities that you have going forward.

And we believe that we have a strong plan. We really believe that we have a strong outlook. We haven't changed our guidance since the quarter ago or 2 quarters ago. and we are holding on to that. So in fact, there is no change. But in the environment around us, you can see that for the things that are going on are if anything changing on the more risky side, it's a more uncertain side. And that is, I think, something that we have to take into account.

When you get then an offer from a strong industrial player. We then intend to find a home for these assets to satisfy our employees that creates value for shareholders and safeguard their commitments to customers, the Board has decided to accept that. You don't know if that offer is on the table in a month, in a year from now or in 2 years from now, you don't simply know how that is going to happen.

We are looking into the plan and making the best decision with the outlook and the information and forward-looking information we have at hand. And the Board has carefully analyzed this and have come to this conclusion.

…

Dan Meir Levy
Credit Suisse AG, Research Division

First, maybe you could just give us a sense to what extent were you -- was this a competitive process? Were there others that may have cited interest in acquiring you?

Jan Carlson
Chairman of the Board, President & CEO

Well, as I said, the Board has carefully analyzed this transaction and has carefully looked into the situation. And there have been discussions with alternative partners, there has been discussions along the way. And I don't want to go into more of this as of right now. We will all have the proxy coming out and that will describe the proxy.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in connection with the proposed acquisition of Veoneer by Magna pursuant to a definitive Agreement and Plan of Merger (the “merger agreement”) between Veoneer, Magna and 2486345 Delaware Corporation (“Acquisition Sub”). In connection with the proposed merger, Veoneer intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including a proxy statement which will be mailed or otherwise disseminated to Veoneer‘s stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VEONEER AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about Veoneer or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC's website at www.sec.gov, or from Veoneer at https://www.veoneer.com/en/investors or by directing a request to Veoneer’s Investor Relations Department at thomas.jonsson@veoneer.com.

Participants in the Solicitation
Veoneer and certain of its directors and executive officers may be deemed to be "participants" in the solicitation of proxies from Veoneer’s stockholders in connection with the merger. Information about Veoneer’s directors and executive officers and their direct or indirect interests, by security holdings or otherwise, is set forth in Veoneer’s proxy statement on Schedule 14A for its 2021 annual meeting of stockholders filed with the SEC on March 29, 2021. To the extent holdings of Veoneer’s securities by such participants (or the identity of such participants) have changed, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 subsequently filed with the SEC.  Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement filed with the SEC regarding the proposed merger, if and when it becomes available.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Veoneer Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. The reader is cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Risks and uncertainties include, but are not limited to: (i) the merger may involve unexpected costs, liabilities or delays; (ii) the failure to satisfy the conditions to the consummation of the transaction, including approval of the merger by Veoneer’s stockholders and the receipt of certain governmental and regulatory approvals on the terms or at the timing expected; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (v) risks related to diverting management attention from ongoing business operations; (vi) the business of Veoneer may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; and (vii) the outcome of any legal proceedings that may be instituted against Veoneer or Magna related to the merger agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Veoneer’s financial condition, results of operations, credit rating or liquidity.

You should carefully consider the foregoing factors and the other risks and uncertainties relating to Veoneer described in Veoneer’s Annual Report on Form 10-K for the most recently completed fiscal year, and other reports and documents filed by Veoneer from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Veoneer assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Veoneer does not give any assurance that it will achieve its expectations.